UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  July 22, 2009

InfoLogix, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33521	20-1983837
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 E. County Line Road, Hatboro, Pennsylvania		19040
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (215) 604-0691

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Craig A. Wilensky, Executive Vice President, EMS resigned from his employment with InfoLogix, Inc. effective July 22, 2009.

In connection with his resignation, Mr. Wilensky and the Company entered into a Separation Agreement and General Release (the “Agreement”) pursuant to which Mr. Wilensky will receive a cash separation payment equal to 90 days of pay at his rate of pay in effect on the Termination Date.  Mr. Wilensky will also be eligible to participate in the Company’s health insurance plans until October 31, 2009 and will be paid accrued salary and vacation pay through the Termination Date.  All payments made pursuant to the Agreement will be subject to applicable withholdings.

Mr. Wilensky released the Company from any claims, including any related to or arising out of his employment with the Company.  For a period of one year following the Termination Date, Mr. Wilensky will be subject to standard non-solicitation and non-competition covenants, and he will also be bound to confidentiality covenants indefinitely.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOLOGIX, INC.

Date: July 27, 2009	By:	/s/ John A. Roberts
John A. Roberts
Chief Financial Officer